Code of Ethics

Checchi Capital Fund Advisers, LLC

Checchi Capital Advisers, LLC

CCA Investments Trust

Effective as of January 6, 2016

Table of Contents

I	Introduction	2
II	Persons Subject to the Code (“Employees & Covered Persons”)	3
III	Accounts Subject to the Code (“Covered Accounts”)	3
IV	Accounts Exempted from the Code	4
V	Securities Subject to the Code	5
VI	Securities Exempted from the Code	6
VII	Pre-Clearance Requirements	7
VIII	Securities Exempted from Pre-Clearance Requirements	7
IX	Prohibited Transactions	8
X	Pre-Clearance and Notification Requirements for Private Placements	8
XI	Periodic Reporting Requirements	9
XII	Restrictions on Other Business Activities	11
XIII	Gifts and Political Contributions	11
XIV	Insider Trading Policy	13
XV	Recordkeeping	20
XVI	Enforcement of the Code	20

	Code of Ethics Acknowledgement	Appendix A
	Investment Club Request	Appendix B
	Discretionary Account Form	Appendix C
	Initial Holdings Report	Appendix D
	Add/Change Account Form	Appendix E
	Quarterly Securities Transactions Report	Appendix F
	Annual Holdings Report	Appendix G
	Gift Reporting Form	Appendix H
	Outside Business Disclosure	Appendix I

CODE OF ETHICS

I.

Introduction

Checchi Capital Fund Advisers, LLC (“CCFA”) and Checchi Capital Advisers, LLC (“CCA”) (collectively “Checchi Capital” or the “Advisers”), along with CCA Investments Trust (the “Trust”), have each adopted this Code of Ethics under Rule 204A-1 of the Investment Advisers Act of 1940, as amended and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”), respectively.

The reputations of Checchi Capital and the Trust for integrity and high ethical conduct are one of their most valuable assets.  In order to maintain Checchi Capital’s and the Trust’s reputations, it is important that all employees strive to avoid any activity or relationship that may reflect unfavorably on Checchi Capital or the Trust as a result of a possible conflict of interest, the appearance of a conflict, the improper use of confidential information or the appearance of any impropriety.

There is a long-standing recognition in the industry of the conflicts of interest that potentially arise in connection with the personal investing activities of applicable parties.  Checchi Capital and the Trust have adopted this Code of Ethics (“Code”), including the Insider Trading Policy, to detect and avoid conflicts of interests which may arise between employees and clients as a result of personal investing activities.  This Code is designed to ensure, among other things, that Employees (as defined below) conduct their investing activities in accordance with applicable law and in a manner where clients’ interests are placed first and foremost.  All employees are responsible for upholding Checchi Capital’s and the Trust’s fundamental principles of openness, integrity, honesty and trust.

Checchi Capital and its personnel have a fiduciary duty to the Trust and to all of Checchi Capital’s clients.  In this regard, employees must avoid any transaction or other activity that involves, or even appears to involve, a conflict of interest, diversion of a client investment opportunity or any other possible impropriety.   Additionally, all employees should be aware that it is unlawful to:

•

employ any device, scheme or artifice to defraud a client or any Fund shareholder;

•

to make any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•

to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon a client or Fund shareholder; or

•

to engage in any manipulative practice with respect to the Funds, their shareholder or any other clients.

All employees must follow the requirements set forth in this Code.  The Code does not attempt to identify or address each and every possible conflict of interest that may exist.  If an uncertainty regarding a particular transaction arises, employees should err on the side of conservatism.  Any questions concerning the Code should be addressed to Checchi Capital’s Chief Compliance Officer (“Checchi Capital’s CCO”, “the CCO” or “the Chief Compliance Officer”).  The CCO is responsible for and will work in conjunction with Checchi Capital’s Legal Counsel, the CCO of the CCA Investments Trust and Senior Management to oversee compliance with and enforcement of the Code of Ethics.  In addition, Checchi Capital’s CCO is responsible for providing a copy of the Code of Ethics and any amendments to every employee.  All persons subject to this Code are required to acknowledge, in writing, using the Code of Ethics Acknowledgment (Appendix A), their receipt of the Code of Ethics and any amendments.

II.

Persons Subject to the Code (“Employees” and “Covered Persons”)

The Code applies to all “Employees” which for purposes of the Code is defined as every employee, officer, portfolio manager and director of Checchi Capital and of the Trust, but does not include Trustees of the Trust who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Company Act (the “Independent Trustees”), who are subject to a separate Code of Ethics of the Trust.

Employees are required to ensure that the following persons comply with the Code of Ethics requirements: (i) the Employee’s spouse; (ii) Members of the Employee’s immediate family living in the same household, including children and/or stepchildren and: (iii) Other relatives of the Employee living in same household who are supported financially by the Employee, whose investment holdings and accounts the Employee exercises direct or indirect influence or control or from whose investment holdings and accounts the Employee derives a financial benefit (collectively, “Covered Persons”).

The pre-clearance requirements and the blackout period may be waived for certain individuals included in the definition of “Employee.” These individuals may either be (1) not employed directly by the Adviser; or (2) otherwise significantly removed from access to portfolio management and trading information and responsibilities.  Any such waiver shall be approved, on a case-by-case basis, by Checchi Capital’s CCO and shall be based, among other things, upon a determination by the CCO that the individual for whom the waiver is being considered does not have access to forward looking client trading information or to servers containing any such forward looking trading information. Such waiver must be made in writing and may be revoked at any time.

III.

Accounts Subject to the Code (“Covered Accounts”)

A.

Covered Accounts

A Covered Account under the Code includes any securities, futures or similar account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) over which an Employee or a Covered Person has (i) investment discretion, (ii) direct or indirect influence or control or (iii) in which an Employee or a Covered Person has a direct or indirect beneficial or financial interest, provided, however, that the definition of Covered Account shall not include any client account managed by Checchi Capital where an Employee’s control over, and beneficial and financial interest in, the account is derived solely from Checchi Capital’s role as an investment adviser to the account.

Covered Accounts include, but are not limited to, any personal account of an Employee or a Covered Person; any joint or tenancy in common account in which either the Employee or Covered Person has an interest or is a participant; any account for which either the Employee or Covered Person acts as trustee, executor, or custodian; any account over which either the Employee or Covered Person has power of attorney; and any corporate or investment club accounts in which either the Employee or Covered Person has investment discretion or otherwise participates in the investment decision-making process.

Restrictions placed on transactions executed within a Covered Account also pertain to transactions of an Employee or a Covered Person which takes place outside of a Covered Account such as in the case of private securities, securities held in physical form, and interests in commingled investment vehicles.

B.

Investment Clubs

An Employee or a Covered Person may participate in an investment club or similar type of organization only if the Employee obtains the prior written approval of the Chief Compliance Officer or his designee.  An Investment Club Request (Appendix B) should be completed and submitted to Checchi Capital’s Chief Compliance Officer.  Approval will only be granted if the Employee can ensure that the investment club will comply with the provisions of the Code, including the Insider Trading Policy.

If the Employee can demonstrate that neither he/she nor any Covered Person participates in the investment decision-making process, then a waiver of the pre-clearance requirements and trading restrictions may be granted.  An exception from the pre-clearance requirements and trading restrictions will generally not be granted if the Employee or Covered Person has influence or control over the club's investment decisions or if the Employee or Covered Person makes up 50% or more of the club's membership or contributes 50% or more of its capital.  Notwithstanding the foregoing, investment club will be required to comply with all other requirements of the Code, including the reporting requirements.

Checchi Capital’s CCO will periodically review the trading activities of the investment club for potential abuses and conflicts of interest and reserves the right to cancel approval of participation or to subject all of the club's trades to the pre-clearance requirements and trading restrictions of the Code.

IV.

Accounts Exempted from the Code

A.

Fully Exempted Accounts: Open-End Mutual Funds

The following types of accounts are exempt from the Code’s requirements and are not required to be reported to Checchi Capital’s CCO.

▪

Open-End Mutual Fund Only Accounts - Any account which only holds open-end mutual funds not managed or otherwise affiliated with Checchi Capital or the Trust, and which is not used to purchase or sell any other types of securities, such as equities, bonds, closed-end funds, etc.  This includes 529 College Savings Plans that only invest in unaffiliated open-end mutual funds.  However, any account that either holds or will be used to trade securities other than unaffiliated open-end mutual funds must be reported to Checchi Capital’s CCO within ten days of the start of employment or the date of opening such account, as applicable.

▪

401(k) Plans - Any account with a 401(k) retirement plan that an Employee or a Covered Person established with an employer, provided that the investments in the plan are limited to open-end mutual funds not managed or otherwise affiliated with Checchi Capital or the Trust.

A 401(k) plan or other account that is used to hold and/or trade individual securities or securities other than unaffiliated open-end mutual funds are considered Covered Accounts and must comply with all of the requirements of the Code.

▪

Commodity Futures Accounts - Any account which only holds commodity futures.

B.

Partially Exempted Accounts: Discretionary

Any account in which neither the Employee nor the Covered Person has any direct or indirect influence or control, such as in the case of a fully discretionary investment management account whereby all investment decisions are made by a third-party who is unrelated to either the Employee or Covered Person is exempt from the pre-clearance requirements and trading restrictions of the Code.  Neither the Employee nor the Covered Person can communicate with the third-party regarding any investment decisions being made in the account and there must be a written discretionary investment management agreement covering the account in order for the account to be exempted.  Any securities transactions effected outside of a fully discretionary account must comply with all of the requirements of the Code.

All fully discretionary accounts must be reported to Checchi Capital’s CCO on the Discretionary Account Form (Appendix C).  A copy of the executed investment management agreement must also be provided to Checchi Capital’s CCO, as well as any subsequent amendments to such agreement.  Furthermore, holdings and transactions must be reported according to the requirements of the Code.

C.

Partially Exempted Accounts: Related Accounts Managed by Checchi Capital

Any account of an Employee or a Covered Person for which Checchi Capital serves as an investment adviser (“Affiliated Managed Account”), pursuant to a fully executed investment management agreement, is exempt from the pre-clearance requirements of the Code.  Affiliated Managed Accounts are also exempt from the Blackout Period, solely to the extent that such accounts may participate in program trades executed by Checchi Capital for its separate accounts at terms no more advantageous than those that would be provided to a similarly situated unaffiliated account.

Maintenance of holdings and transaction data by Checchi Capital for Affiliated Managed Accounts shall be deemed to satisfy the reporting requirements set forth in the Periodic Reporting Requirements section of this Code.  The CCO shall review all Affiliated Managed Account trades to ensure compliance with applicable provisions of this Code.

V.

Securities Subject to the Code

The Code covers all interests or instruments commonly known as a “security”.  A “security” is generally defined as any note, stock, preferred stock, convertible preferred stock, treasury stock, security future (a contract of sale for future delivery of a single security or of a narrow-based security index, including interest therein or based on the value thereof), bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, exchange-traded mutual funds (ETFs), closed-end mutual funds, open-end mutual  funds that are managed by or otherwise affiliated with Checchi Capital or the Trust, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof) or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.  In addition, futures, swaps and other financial instruments are deemed securities for purposes of the Code.

VI.

Securities Exempted from the Code

Transactions in and holdings of the following securities are exempt from the requirements of the Code.

1.

Open-End Mutual Funds.  Transactions in and holdings of shares issued by any SEC registered open-end mutual fund not managed or otherwise affiliated with Checchi Capital or the Trust.

Transactions in and holdings of interests in any other type of mutual fund, i.e. closed-end mutual funds, commingled investment vehicles, or open-end mutual funds managed by or otherwise affiliated with Checchi Capital or the Trust must comply with the requirements of the Code.

2.

Money Market Mutual Funds.  Transactions in and holdings of shares issued by any SEC registered open-end money market mutual fund.

3.

Transactions in direct obligations of the U.S. Government.

Transactions in and holdings of direct obligations of any other government, such as state, municipal or foreign, must comply with the requirements of the Code.

4.

Money Market Instruments.  Any transaction in the following:

i.

bankers’ acceptances;

ii.

bank certificates of deposit;

iii.

commercial paper; and

iv.

high quality short-term debt instruments1, including repurchase agreements.

5.

Unit Investment Trusts.  Transactions in and holdings of unit investment trusts that are invested exclusively in one or more SEC registered open-end mutual funds, not managed or otherwise affiliated with Checchi Capital or the Trust.

Transactions in and holdings of interests in unit investment trusts that invest in any other types of securities, including closed-end mutual funds must comply with the requirements of the Code, unless otherwise stated.

6.

Certain Corporate Actions.  Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

7.

Commodity futures.  Transactions in and holdings of commodity futures.

8.

Miscellaneous.  Other categories of securities as may from time to time be designated in writing by the Chief Compliance Officer or his designee may be exempt.

VII.

Pre-Clearance Requirements

Employees must submit a written request to, and obtain approval from, Checchi Capital’s Chief Compliance Officer or his or her designee before either they or a Covered Person places an order to purchase or sell or otherwise acquire or dispose of a security of a company. with a market capitalization of less than $1 billion.  This pre-clearance requirement includes the exercise of any option or receipt or giving of any securities as a gift.

Pre-clearance approval will generally be valid from the time that the employee receives the approval until the end of the next business day following the day in which the approval is granted.

The pre-clearance requirement may be waived as described in section II and does not apply to accounts described in sections IV (B) and (C) of this Code.

No waiver or exception shall apply to the purchases and sales of private placements or purchases of shares of initial public offerings, each and every one of which must be pre-cleared by all Employees.

VIII.

Securities Exempted from Pre-Clearance Requirements

Employees are not required to obtain pre-clearance on transactions in the following securities.  However, Employees must adhere to the Insider Trading Policy and all of the reporting requirements of the Code regarding these securities.

1.

Rights.  Acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market do not require pre-clearance.

2.

Automatic Investment Plans.2  Employees and Covered Persons may participate in automatic investment plans including, dividend reinvestment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer.  The initial purchase of the issuer’s securities must be pre-cleared.  Once the initial transaction has been approved, any subsequent purchases of shares in the plan are not required to be pre-cleared, provided that the timing of the purchases are determined by the plan and not subject to the discretion of either the Employee or the Covered Person.

However, all sales of securities or transactions whereby either the Employee or the Covered Person overrides the pre-set schedule or allocations of the plan must be pre-cleared.

IX.

Prohibited Transactions

Employees and Covered Persons are prohibited from engaging in the following transactions.

1.

Inside Information.  Transactions by any person while in possession of material non-public information regarding the security or the issuer of the security are prohibited.  Please refer to Section XIV for the Insider Trading Policy.

2.

Market Manipulation.  Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

3.

Restricted List Securities.  Transactions in securities or related securities3 of issuers that appear on the Restricted List, unless otherwise specified on such list, are prohibited.

4.

Blackout Period.  Transactions in a security (or a related security) of a company with less than $1 billion in market capitalization:

a.

twenty four (24) hours before or after the time that the same (or a related) security is being purchased or sold by the Trust; and;

b.

once that security (or a related security) is identified as a target for a program trade for separately managed account clients and continuing until 24 hours after the program trade is fully executed.

c.

This blackout period may be waived as described in section II and does not apply to accounts described in sections IV (B) and (C) of this Code.

5.

Initial Public Offerings.  The direct or indirect (such as through a commingled investment vehicle) acquisition of securities in initial public offerings is prohibited (other than a new offering of a registered open-end mutual fund).

6.

Other.  Any other transactions deemed by the Chief Compliance Officer to involve a conflict of interest, possible diversion of a Trust or Checchi Capital client opportunity, or the appearance of impropriety may be prohibited and the profits relating thereto subject to disgorgement.

X.

Pre-Clearance and Notification Requirements for Private Placements4

Employees are required to obtain written approval from Checchi Capital’s CCO prior to acquiring or a Covered Person acquiring any interests in private placements, commingled investment vehicles (e.g., hedge funds) and other private securities, such as direct investments in private companies.  Once approved, additional capital investments require a new approval (other than capital calls related to the approved investment).  The sale or voluntary redemption of a security acquired in a private placement or transaction also requires prior approval.

With regards to an investment in a private placement, the Employee must immediately inform the Chief Compliance Officer as to any changes in his or her role or the role of a Covered Person with the issuer.  Employees are also required to immediately inform the Chief Compliance Officer if they are considering making an investment in the issuer on behalf of the Trust or any other Checchi Capital client.  In addition, the Employee must inform the Chief Compliance Officer if the issuer’s securities will be offered in an initial public offering.

XI.

Periodic Reporting Requirements

A.

Duplicate Confirms and Statements

Employees must provide Checchi Capital or the Trust with all necessary information to arrange for the broker-dealer, bank or other third-party financial institution to send duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account directly to Checchi Capital’s CCO.

B.

Initial Reporting

Within 10 days after an Employee commences employment, he/she is required to complete and submit an Initial Holdings Report (Appendix D) and disclose all Covered Accounts and such securities holdings, including any private placements and make certain representations.  The information included in the Initial Disclosure Report must be current as of a date no more than 45 days prior to the date the Employee commenced employment.

C.

Opening New Accounts

Employees are responsible for reporting any new Covered Account to Checchi Capital’s CCO within ten days of opening such account on the Add/Change Account Form (Appendix E).  Any changes to a Covered Account, including account number, name, whether the account is closed, etc. should be reported through the Add/Change Account Form (Appendix E) no later than within ten days of such change.

D.

Quarterly Reporting

Within 30 days after the end of the calendar quarter, Employees are required to submit a report which discloses all security holdings (including affiliated Fund transactions and private placements) for each Covered Account or transaction otherwise covered by the Code during the quarter.  Such reports must include the following information (i) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date that the report is submitted.  Employees are required to submit the described quarterly reports even if there were no personal securities transactions during the quarter.

Brokerage statements and transaction confirmations shall be considered to meet the quarterly reporting obligations if: (1) those statements and transaction confirmations contain all of the non-exempt securities transactions for the Covered Person during that quarter; and (2) no unreported changes have occurred with respect to the Covered Person’s brokerage account(s).  If the above mentioned conditions are not met, the Quarterly Securities Transactions Report (Appendix F) must be submitted to the CCO.

E.

Annual Reporting

Within 30 days after the end of the calendar year, Employees are required to complete and submit an Annual Holdings Report (Appendix G), which must disclose all Covered Accounts securities holdings (including affiliated funds and private placements).  Such report must include (i) the title, number of shares and principal amount of each such security holding in which the Employee had any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and (iii) the date that the report is submitted.  The information in the report must be current as of a date no more than 45 days before the report is submitted.

Account statements received by the CCO may be referenced in the Annual Holdings Report.  However, any required information relating to non-exempt securities holdings that is not provided to the CCO in brokerage account statements must be manually entered into the report.

XII.

Restrictions on Other Business Activities

A.

Confidentiality

Employees are prohibited from revealing any information relating to the investment intentions, activities or portfolios of clients or securities that are being considered for purchase or sale or any other confidential information, to any person other than to persons at Checchi Capital with respect to information relating to Checchi Capital’s activities or the Trust with respect to information relating to the Trust’s activities, or other persons who need to know that information in order to carry out their duties or provide services to Checchi Capital, the Trust or Checchi Capital’s clients.

All Employees are required to take appropriate steps to safeguard the confidentiality of information obtained in the workplace.  For example, Employees must avoid speaking about confidential matters in public places, restrict access to files or computer records containing confidential information and must take all necessary precautions to protect confidential information.

B.

Corporate and Advisory Client Opportunities

Employees are prohibited from taking personal advantage of any opportunity properly belonging to Checchi Capital, the Trust or any client of Checchi Capital.  This includes, but is not limited to, acquiring securities for a Covered Account that could otherwise be acquired for a client.

C.

Undue Influence

Employees are prohibited from causing or attempting to cause any client to purchase, sell or hold any security for the purpose of creating any personal benefit.

If an Employee or Covered Person stands to benefit materially from an investment decision for a client of Checchi Capital or for the Trust that such Employee is recommending or participating in, such Employee must immediately disclose that interest to the Chief Compliance Officer or his designee.

D.

Disclosure – Outside Business Activities

Employees must disclose on an Outside Business Activities Disclosure Form (Appendix I) any outside business which could pose a real or perceived conflict of interest with the firm’s Clients, reflect negatively on the firm, or interfere with the Employee’s responsibilities to the firm.

E.

Social Networking

Employees must be aware that the SEC views the use of social networks as “advertising” in some circumstances; therefore, Employees must keep personal social media activity distinct and separate from their job. Employees are limited to stating their title and that they work for CCA. No other information about CCA or any of CCA’s clients may be posted in any way.

XIII.

Gifts and Political Contributions

A.

Giving and Receiving

Employees are required to comply with the following requirements regarding the giving and receiving of gifts.

1.

Accepting Gifts.  Employees should generally refrain from accepting gifts from clients, brokers, vendors, or other persons in a business relationship with Checchi Capital or the Trust.  Company logo items of nominal value (under $200) may generally be accepted. However, under no circumstances shall any Employee responsible for portfolio management and/or trading functions for the Trust accept any gift from a broker-dealer that executes, or seeks to execute, purchase and/or sale transactions for the Trust.   All gifts should be reported on the Gift Reporting Form (Appendix H) and submitted to the CCO within 10 days of receiving the gift.  Employees should never accept cash, cash equivalents, airline tickets or lodging from any person in a business relationship with Checchi Capital or the Trust.

2.

Accepting Entertainment. Customary business lunches, dinners and entertainment may be accepted as long as the person providing the lunch, dinner or entertainment is in attendance. Any invitations to lunches, dinners or entertainment which may not be considered customary or whereby the person providing the lunch, dinner or entertainment is not in attendance, must be discussed with the Chief Compliance Officer prior to attending.  However, under no circumstances shall any Employee responsible for portfolio management and/or trading functions for the Trust accept any entertainment, whether in person or otherwise, from a broker-dealer that executes, or seeks to execute, purchase and/or sale transactions for the Trust, except that a normal and customary breakfast or lunch, which is provided as part of a group conference event, may be accepted.

3.

Giving Gifts to Regulated Persons. Employees are prohibited from giving any gift or gratuity with a value in excess of $100 per year, per person, to persons associated with securities or financial organizations, including exchanges, FINRA or NYSE member organizations or commodities firms.

4.

Giving Gifts to Investors/Clients. As a general policy, Employees should not give anything of value to anyone with a business relationship with Checchi Capital or the Trust, such as investors/clients and prospective investors/clients.  This policy does not extend to non-cash gifts of nominal value (under $200 per year, per person) or typical business entertainment.  Checchi Capital’s Chief Compliance Officer should be notified in advance of any gifts falling outside of this exception.  All gifts with a value in excess of $300 proposed to be given to an investor/client or other person in a business relationship with Checchi Capital or the Trust should be reported on the Gift Reporting Form (Appendix H) and submitted to the CCO or his designee prior to giving the gift.

Prior to giving a gift or providing entertainment to any investor/client or prospective investor/client, Employees shall ensure that such investor/client or prospective investor/client is not restricted from receiving a gift or entertainment.  It should be noted that many employees of state pension plans may be restricted from accepting a gift or entertainment or may have specific monetary restrictions.

4.

Gifts to Government Officials. Employees are prohibited from giving a gift or gratuity to any government employees or officials, in connection with their employment with Checchi Capital or the Trust, without the prior written approval of the Chief Compliance Officer.

5.

Solicitation of Gifts. All solicitation of gifts or gratuities is strictly prohibited.

6.

Family and Social Relationships. Gifts given or received from family members, friends and social acquaintances do not fall under the aforementioned requirements and do not have to be reported, provided the gifts are not related to the business of Checchi Capital or the Trust or activities conducted on behalf of Checchi Capital or the Trust.

Note:  Employees of the Funds’ third-party provider of accounting and administrative services, who meet the definition of “Employee” under this Code solely in connection with their services as officers and/or Trustees of the Trust, are subject to their own gifts and entertainment policies and procedures and, hence, are not deemed to be covered by Items 1-3 above.

B.

Political Contributions

Employees are prohibited from making or soliciting political contributions to an elected official or to any election campaign or candidate on behalf of or in the name of Checchi Capital or the Trust without the prior written approval of the Chief Compliance Officer.  In addition, under no circumstances is an Employee allowed to make political contributions to elected officials or other government employees for the purpose of obtaining or retaining an investor or client.

All political contributions to a candidate who is currently a state or local official in the State of California or running for a state or local position in California above $350 per election must be pre-approved by the CCO.  All political contributions to a candidate or current official in a State where the Employee cannot vote above $150 per election must be pre-approved by the CCO.  Approval or non-approval will be based on the current investment business or potential business opportunity of CCA with a governmental entity, and shall take into account the “Pay to Play” provisions mandated by the SEC.

C.

Investor/Client Complaints

Employees are prohibited from making any payments or account adjustments to investors/clients in order to resolve any type of investor/client complaint without the express approval of the CCO.  All investor/client complaints should be referred to the CCO for proper handling.

XIV.

Insider Trading Policy

A.

Introduction

Checchi Capital’s and the Trust’s reputations for integrity and high ethical conduct are a vital business asset. As part of Checchi Capital’s and the Trust’s business, Employees may deal with material nonpublic information (“MNI”) which is highly sensitive and confidential in nature.  The misuse of such information is illegal and violates federal and state securities laws and other regulatory requirements as well as, in most cases, contractual obligations of Checchi Capital and the Trust.  These policies and procedures are designed to inform and assist Employees in handling the possession of MNI in order to avoid situations that may violate applicable regulatory statutes or create an appearance of impropriety.

All Employees are responsible for becoming familiar with and retaining a copy of these policies and procedures.  The obligation to maintain the confidentiality of MNI continues to apply to individuals who cease to work for Checchi Capital or the Trust, as long as they are in possession of such information acquired during their employment with Checchi Capital or the Trust.  These policies and procedures apply to all Employees, Covered Persons and may apply to consultants or temporary employees whose duties provide them with access to Checchi Capital’s or the Trust’s technology, information systems, and/or trading information, in any form as determined by the Chief Compliance Officer.

B.

Policy Statement

Checchi Capital and the Trust strictly forbid any Employee from conducting trades, either personally or on behalf of others, including the Trust or clients of Checchi Capital, while in possession of MNI or communicating MNI to others.  The consequences of misusing MNI can be extraordinarily damaging to both Checchi Capital and the Trust and their Employees.

Any questions or concerns regarding this Policy Statement should be immediately referred to the Chief Compliance Officer.

C.

Insider Trading

The term “insider trading” is generally used to refer to the use of or to knowingly possess MNI when the person trades or causes others to trade in securities.  The law on insider trading prohibits the following:

▪

Trading by an insider, while in possession of MNI;

▪

Trading by a non-insider, while in possession of MNI where the information either was disclosed to the non-insider in violation of the insider’s duty to keep it confidential or was misappropriated; and

▪

Communicating MNI to others.

D.

Insider

The concept of “insider” is broad and can include officers, directors and employees of an issuer.  In addition, an “outsider” can become a “temporary insider” if he or she enters into a special confidential relationship in the conduct of an issuer’s affairs and as a result is given access to information solely for the issuer’s purposes.  A temporary insider can include, among others, an issuer’s attorneys, accountants or consultants.  In addition, Checchi Capital, the Trust or an Employee may become a temporary insider of an issuer that Checchi Capital, the Trust or such Employee advises or for which it performs other services.

E.

Inside Information

Inside information generally refers to MNI furnished by an insider with the expectation that such information will be kept confidential and used solely for the issuer’s purposes.  It may be received from corporate officers or employees of, or attorneys, accountants, consultants or other professionals involved with an issuer.  It may also include “tips” received directly or indirectly from corporate insiders, particularly where the recipient knows, or should know, that the corporate insider is disclosing the information improperly, in breach of the insider’s duty to the issuer.

Inside information may also refer to MNI provided to a recipient on a basis of trust or confidence of the person receiving the information (such as in a family or other non-business relationship).  A duty of trust or confidence generally exists when:

▪

A person agrees to maintain information in confidence;

▪

Two people have a history, pattern or practice of sharing confidences such that the recipient of the information knows or reasonably should know that the person communicating the MNI expects that the recipient will maintain its confidentiality; or

▪

A person receives or obtains MNI from certain family members, such as his/her spouse, parents, children, siblings or other relatives.

Inside information may be used only for the specific purpose for which it was given and may not be used in connection with trading; any other use without the permission of the source, which originally entrusted either Checchi Capital, the Trust or an Employee with the information, is a misuse.

It should be noted that information regarding Checchi Capital’s or the Trust’s intention to purchase or sell a security on behalf of the Trust or an Checchi Capital client and client holdings and transactions may constitute inside information.  Such information is considered nonpublic information that must be maintained confidential and restricted to Employees and persons with a “need to know” in order to perform their duties or provide services to Checchi Capital, the Trust or Checchi Capital’s clients.

F.

MNI Confidentiality & Disclosure

Every Employee is required to safeguard the confidentiality of any MNI that may be in his/her possession and to ensure that such information is not used improperly or in a manner inconsistent with the specific purpose for which it was created or obtained.  Only after approval from the Chief Compliance Officer may an Employee with MNI disclose such information to Checchi Capital or Trust personnel who have a valid business reason for having such information, i.e., who have a “need to know” the information in order to serve the business purposes of Checchi Capital, the Trust or Checchi Capital’s other clients and can be expected not to misuse it.

G.

Material Information

Material Information can be any information (either positive or negative) for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision, including information that may be reasonably expected to have an effect on the price of the issuer’s securities.  If an Employee receives information that could be a factor in his or her investment decision, the Employee must assume that such information is material.

Information that should be considered material includes, but is not limited to, any legal, economic or structural change (or impending change) which could potentially alter the value of an issuer or its affiliates, or any data, which may be reflective of an issuer’s future performance.  Common examples of information that may be regarded as material are:

▪

A projection by the issuer’s officers of future earnings or losses that is different from market expectations;

▪

A pending or proposed merger, acquisition or tender offer;

▪

A significant sale of assets or the disposition of a subsidiary;

▪

Changes in dividend policies or the declaration of a stock split;

▪

The offering of additional securities;

▪

Significant changes in senior management;

▪

The gain or loss of a substantial contract, client or supplier;

▪

Impending bankruptcy or financial liquidity problems;

▪

Impending litigation matters;

▪

Information about a significant order to purchase or sell securities;

▪

Pre-publication information regarding reports in the financial press;

▪

An impending upgrade or downgrade of a security by a rating agency or a securities firm; and

▪

Important product developments or discoveries.

H.

Nonpublic Information

Information is considered to be nonpublic until it has been effectively communicated to the market place, and is provably available to the general public, such as by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, materials sent to shareholders or potential investors or customers such as a proxy statement or prospectus, or materials available from public disclosure services.

In addition to being publicly disclosed, there must also be adequate time for investors to react to the information and for the market as a whole to digest the information.  As many as two full business days of general availability may be required for information to be considered public.  Employees are required to inform the Chief Compliance Officer of any public announcement of information that was obtained as MNI.  The Chief Compliance Officer is responsible for determining when such information may be deemed public.  It is important to note that even following a public announcement relating to a matter, many aspects of the matter may remain nonpublic.

I.

Identifying MNI

Every Employee is responsible for ensuring that they neither trade for themselves nor on behalf of the Trust or Checchi Capital’s clients on the basis of MNI.  Before trading in the securities of an issuer about which Checchi Capital, the Trust or an Employee may have potential MNI, an Employee should consider the following questions:

▪

Is the information material?  Could the information be considered important in making investment decisions?  Is it a factor in why I want to do the trade?  Is this information that would affect the market price of the securities if generally disclosed?

▪

Is the information public?  To whom has this information been provided?  Has the information been published in a publication of general circulation or carried over a major news service?  How long ago has the information been disseminated?

If after consideration of the above, it is believed that the information is material and nonpublic, or if there are questions as to whether the information is material and nonpublic, the following steps should be taken:

▪

The matter should be reported immediately to the Chief Compliance Officer;

▪

The Employee should not purchase or sell the securities for themselves or on behalf of others, including the Trust or Checchi Capital clients; and

▪

The Employee should not communicate the information inside or outside Checchi Capital or the Trust, other than to Checchi Capital’s or the Trust’s Chief Compliance Officer and/or Checchi Capital’s or the Trust’s legal counsel.

After the issue has been reviewed, the Chief Compliance Officer will determine whether the information is material and nonpublic and, if so, what action should be taken.

J.

Procedures

The following procedures have been adopted to assist in the prevention of insider trading and to address the handling of situations where an Employee acquires MNI.  Each situation will be reviewed on a case-by-case basis by the Chief Compliance Officer, and if necessary, in consultation with Checchi Capital’s legal counsel, to determine the appropriate procedure to implement.

1.

Limited Distribution of Information: As previously stated in paragraph F of this Section, any MNI that is received from an issuer or any other person or source must be maintained as strictly confidential.

Access to MNI by other persons must be as limited as possible, including access to:

▪

Physical files, computer files, communications and any other means of information access that may apply.  All physical documentation relating to MNI, to the extent possible, must be kept secured in locked desks or file cabinets, accessible only to authorized persons.

▪

Computer terminals which must be restricted to the extent possible by passwords or other measures to guard against unauthorized access to MNI.  All equipment used to transmit or receive information such as fax machines, etc. must be reasonably secured to avoid access to MNI by unauthorized persons.

If any unauthorized person does come into contact with information that may be MNI, Checchi Capital’s Compliance Officer must be notified immediately.  Checchi Capital’s Chief Compliance Officer, and if necessary, in consultation with Checchi Capital’s legal counsel, or the Trust’s Chief Compliance Officer or legal counsel, will determine what appropriate action, if any, should be taken.

2.

Restricted List: Checchi Capital’s Chief Compliance Officer maintains a Restricted List to actually restrict trading (no buying, no selling, no shorting, no trading, etc.) in the securities of specific issuers for personal accounts and on behalf of the Trust and Checchi Capital clients.  Although the Restricted List may be made available to Employees, it must be maintained strictly confidential and not disclosed to anyone outside of the Trust or Checchi Capital.

Issuers may be added to the Restricted List for such reasons, including but not limited to:

▪

Knowledge of MNI about an issuer;

▪

Board of Directors or Committee position;

▪

Private investment in a public company;

▪

Discussion of specific investments that Checchi Capital or the Trust has made on behalf of clients to the public; or

▪

As otherwise required by agreement.

Issuers may be removed from the Restricted List for such reasons, including but not limited to:

▪

Public dissemination of MNI;

▪

No longer on Board of Directors or Committee;

▪

Termination or expiration of a private investment in a public company;

▪

Sufficient lapse of time from date of a press release disclosing MNI; or

▪

Termination or expiration of agreement.

Checchi Capital’s Chief Compliance Officer is responsible for the management, maintenance and updating of the Restricted List and will, in coordination with appropriate investment personnel, determine, among other factors, the:

▪

Employee recipient list;

▪

Criteria for identifying specific issuers to be included or deleted from the list;

▪

Inclusion of specific issuers to the list;

▪

Length of time specific issuers remain on the list; and

▪

Removal of a specific issuer from the list.

Although Checchi Capital’s Chief Compliance Officer will make every attempt to restrict all applicable information flow between Employees, each Employee is responsible for maintaining the confidentiality of such information.  Any Employee who becomes aware of any facts that may constitute MNI about an issuer should immediately contact the Chief Compliance Officer and provide the relevant details.  Furthermore, any Employee who obtains information from sources that may be considered confidential, whether deliberately or not, should immediately contact the Chief Compliance Officer.  At no time should any Employee share such information with any other Employees or the general public except in accordance with this Insider Trading Policy or as otherwise authorized by the Chief Compliance Officer.  The Chief Compliance Officer, and, if necessary, outside legal counsel will work with the Employee to determine the appropriate course of action to be taken given the situation, including any necessary restrictions.  Checchi Capital’s Chief Compliance Officer will determine whether it is necessary to place the issuer on the Restricted List.  Furthermore, once an issuer is placed on the Restricted List, Employees are required to keep Checchi Capital’s Chief Compliance Officer apprised of any changes to the issuer’s status.

K.

Penalties

It cannot be overstated enough that the penalties for trading based on or communicating MNI are severe both for individuals involved in such unlawful conduct and their employers.  Federal and state securities laws provide for severe criminal and civil penalties against any person who violates the law as well as against controlling persons and persons who “tip” or otherwise assist the violator.    A person can be subject to harsh penalties, including incarceration, even if he or she does not personally benefit from the violation.  Penalties include, but are not limited to:

▪

Prison sentences for up to ten years;

▪

Fines for the person who committed the violation of up to three times the profit gained or loss avoided; and

▪

Fines for the employer or other controlling person of up to the greater of $1 million or three times the amount of the profit gained or loss avoided.

Regardless of whether any Federal inquiry occurs, any violation of these policies and procedures can be expected to result in serious sanctions by the Trust or Checchi Capital, including potential dismissal of the persons involved.

L.

Contact with Public Companies: Fair Disclosure

Certain Employees of Checchi Capital or the Trust, such as investment personnel, may have close contacts and relationships with U.S. public companies.  These issuers are required to comply with specific disclosure rules, which generally prohibit them from selectively disclosing MNI regarding the issuer to certain persons before disclosing the information to the general public.  Specifically, issuers are required to ensure that material information regarding the issuer that was previously nonpublic is disclosed to the general public and accessible to all potential investors.  As a result of these requirements, the manner in which issuers communicate with analysts and the general public has been greatly affected.

The following should be considered when conducting discussions with issuers:

▪

If any information received from an issuer is believed to be MNI which has not been disclosed to the general public, the Chief Compliance Officer and/or Checchi Capital’s legal counsel must be immediately contacted prior to making any investment or trading decisions regarding that issuer’s security.

▪

In some cases, MNI may be released by an issuer on a limited basis to selected parties in a relationship of trust under a confidentiality agreement.  Any confidentiality agreements with issuers must be reviewed and approved by Checchi Capital’s CCO and there can be no trading in the issuers’ securities until such MNI has been fully disclosed.

XV.

Recordkeeping

Checchi Capital and the Trust are required to maintain the following documents:

▪

A copy of this Code of Ethics and any amendments thereto.

▪

A record of all Employees who are currently subject to the Code and a record of all Employees who were subjected to the Code during the past 5 years.

▪

A record of all written acknowledgements of receipt of the Code of Ethics and any amendments thereto for all Employees.

▪

All reports and forms submitted by Employees as required by the Code of Ethics.

▪

A record of any violation of the Code of Ethics and of any action taken as a result of such violation.

▪

A record of any decision and the reason(s) supporting the decision to approve the acquisition of private placements.

▪

Records of any exceptions to the Code of Ethics that were granted and documentation as to the basis on which such exceptions were made.

▪

A copy of each report provided pursuant to Section XVI (D) of the Code.

▪

Any other records deemed necessary to be maintained in conjunction with the Code of Ethics or as otherwise required by applicable Federal securities or other laws.

XVI.

Enforcement of the Code

The Chief Compliance Officer is responsible for overseeing compliance with and enforcing the requirements of the Code of Ethics.

A.

Review of Personal Trading Information

The Chief Compliance Officer or his/her designee will conduct an ongoing review of personal securities transactions and reports to ascertain compliance with the Code.  All personal trading information provided to Checchi Capital’s Chief Compliance Officer will be kept confidential to the extent possible.  In addition, such information may be made available for inspection by Checchi Capital’s Senior Management, the SEC, any state securities commission, third-party auditors and any other third-party entity, as required or otherwise deemed necessary.  Reviews of personal securities transactions and reports of the Chief Compliance Officer will be conducted by another portfolio manager not a family member of the Chief Compliance Officer.

B.

Reporting Violations of the Code

Employees must promptly bring any suspected violation of the Code to the attention of the Chief Compliance Officer.  Any suspected violation of the Code that is reported will be taken seriously and will be investigated as deemed appropriate.  The identity of an Employee reporting a suspected violation of the Code will be kept confidential, to the extent possible.  Under no circumstances will an Employee be reprimanded for reporting, in good faith, a suspected breach of the Code.

C.

Investigations, Sanctions and Remedies

The Chief Compliance Officer will investigate any reported or suspected violation of the Code.  Any material violations of the Code will be reported to Checchi Capital’s Senior Management and the Trust’s Board of Trustees.

In consultation with Checchi Capital’s Senior Management and the Trust’s Board of Trustees, if the Chief Compliance Officer determines that an Employee has violated the Code, he may impose sanctions and take other corrective actions as deemed appropriate, including issuing a letter of caution or warning, suspending or limiting personal trading activities, requesting disgorgement of profits, imposing a fine, and potentially other actions.  Material breaches of this Code may also be grounds for the suspension or termination of employment and/or other contractual arrangements with Checchi Capital and/or the Trust.

As part of any sanction, the Chief Compliance Officer may require the Employee to reverse the trade(s) in question and disgorge any profit to a personal charity or absorb any loss from the trade.

D.

Annual Report

No less frequently than annually, the Trust’s Board of Trustees will be furnished with a written report that describes any issues arising under the Code of Ethics since the last report including, without limitation, information about material violations of the Code and sanctions imposed and that certifies that the Trust and Checchi Capital have each adopted procedures reasonably necessary to prevent violations of the Code.  Checchi Capital’s Chief Compliance Officer no less frequently than annually also will review the Code in light of legal and business developments and make any necessary amendments.

E.

Inquiries Regarding the Code

Any questions regarding the Code or any other compliance-related matter should be directed to the Chief Compliance Officer or his/her designee.

F.

Exceptions to the Code

Although exceptions to the Code of Ethics will rarely be granted, the Chief Compliance Officer, where appropriate, may make exceptions, on a case-by-case basis, to any of the provisions of the Code upon a determination that the conduct at issue merits an exception to the Code.  Approval of any exceptions must be in writing.  In addition, exceptions can be revoked at any time.

APPENDIX A

Code of Ethics Acknowledgement

(Please check one):

❑

Initial acknowledgement (to be provided within 10 days of becoming an Employee, as defined in the Code of Ethics).

❑

An annual acknowledgement of my obligations pursuant to the Code of Ethics (to be provided annually).

❑

An acknowledgement of receipt of a revised version of the Code of Ethics (to be provided within 10 days after receipt of the revised Code of Ethics).

The undersigned hereby:

(i)

states I have read and understand the Code of Ethics dated:  ___________________

(ii)

agrees that I will comply with requirements set forth in the Code of Ethics and understand that failure to do so may subject me to disciplinary action, including termination of employment;

(iii)

certifies that the undersigned has provided all personal securities holdings, transaction reports and Covered Account information required by this Code; and

(iv)

[only for annual acknowledgement], certifies that the undersigned has, to the best of my knowledge, complied with the requirements of the Code, to the extent applicable, during the most recently ended calendar year.

Signature:

______________________

Print Name:

______________________

Date:

______________________

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APPENDIX B

INVESTMENT CLUB REQUEST

Investment Club Information:

Employee Name:

_____________________________________

Name of Investment Club:

_______________________________

Are you or any Covered Person an officer of the club? If so, please state the position.

________________________________________

What percentage of the Club total assets do you or a Covered Person own? _______________

Are you or a Covered Person on an investment decision-making committee or are you or a Covered Person involved in making any security transaction/investment recommendations for the club independent of a committee?  Please explain.

Certification:

I understand that my activities or those of a Covered Person, as applicable, regarding the above investment club must comply with Checchi Capital’s and the Trust’s Code of Ethics and Insider Trading Policy.  I will direct the investment club to send duplicate statements to Checchi Capital’s CCO.

Signature: ______________________

Date: ___________________________

B-1

APPENDIX C

DISCRETIONARY ACCOUNT FORM

This Form should be completed for fully discretionary accounts.

Employee Name:
Name of Account:
Name of Firm:
Type of Account:

Certification:

I certify that

(“Investment Adviser”) has full discretion over the investment management of my above listed account(s) pursuant to an investment management agreement, a copy of which I have provided to Checchi Capital’s CCO.  I agree not to discuss any specific strategies, industries or securities with my Investment Adviser. I agree that I will submit duplicate confirmations, account statements and all other reports required by the Code to Checchi Capital’s CCO.  Provided that I continue not to have discussions with my Investment Adviser regarding specific investments in my account(s) in advance of transactions, I understand that I will not be required to pre-clear transactions in this account(s).

I agree to immediately notify Checchi Capital’s CCO of any changes to the nature of my account(s) from discretionary to some other type.  I understand that the CCO may revoke this exception to the Code at any time.

Employee Signature: _______________________

Date Submitted: ___________________________

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APPENDIX D

INITIAL HOLDINGS REPORT

This form must be completed by all Employees
within 10 days of becoming subject to the Code of Ethics

The following reflects account(s) and other investments subject to reporting under the Code of Ethics over which I exercise investment discretion, direct or indirect influence or control or from which I derive a financial benefit (including but not limited to any of the following types of accounts: joint or tenancy in common accounts; retirement accounts (IRA, Roth IRA); custodial accounts on behalf of my dependants; and trust accounts for which I am a Trustee).

I.

BROKERAGE ACCOUNTS

A.

Covered Accounts

The Policy relates to the following accounts:

•

All brokerage accounts in my name;

•

All accounts in my name that are managed by a third party broker on a discretionary basis (I have marked these accounts accordingly below);

•

All brokerage accounts of members of my immediate family (living in the same household);

•

All brokerage accounts for a person who lives in my household and over whose purchases, sales, or other trading activities I directly or indirectly exercise influence;

•

All of my relatives’ brokerage accounts over which I exercise control, whether by contract, arrangement, or understanding.   This includes relatives that I provide financial assistance to; relatives that I traditionally advise regarding their investment choices; and relatives that I invest for; and

•

All other investment accounts over which I have investment control or discretion (such as an investment club account).

□ I have no Covered Accounts to disclose at this time.

□ I am noting below any Accounts which I am required to disclose.

Broker	Account Number	Account Name	Active	Closed	3rd Party Managed	Account only holds Exempt Securities (e.g. Open-end Mutual Funds)? Mark X if Yes

II.

REPORTABLE INVESTMENTS

A.

Securities Investments

To the extent applicable, I have attached brokerage statements, no more than 45 days old, with all of the securities investments, other than those exempted from reporting under this Code, held in brokerage accounts.  Additionally, as required by the Code, I have disclosed non-exempt securities that are not currently held in a brokerage account, including:

•

All private placements that I hold;

•

All direct investments in private companies and/or any other investments in a private investment vehicle that invests in securities; and

•

Any stock positions not held in a brokerage account.

□ I have no Reportable Securities to disclose at this time.

□ All of my Reportable Securities are provided in the attached brokerage statements.

□ I have provided brokerage statements, if applicable, and am noting below any other non-exempt securities investments which are not included in the attached brokerage statements.

Security/Name of Investment	Name of Investor	Number of shares, % owned or Investment Amount

I hereby certify that this information is current as of no more than 45 days prior to the date stated below.

Dated: ________________                                   Signature: ______________________________

D-1

APPENDIX E

ADD/CHANGE ACCOUNT FORM

New Account

Broker Name:

____________________________________________________

Account Number:

____________________________________________________

Date Opened:

___________________

Account Holder

:

___________________

Relationship to Checchi Capital or the Trust

___________________

Professionally-Managed?

___  Yes

_____  No

Transfer Holdings

Move Holdings From Account:

_________________________________________

To Account:

_________________________________________

Close Account

Broker Name:

__________________________________________

Account Number:

__________________________________________

Date of Firm:

__________________________________________

E-1

APPENDIX F

QUARTERLY SECURITIES TRANSACTIONS REPORT

Calendar Quarter/Year:

Persons subject to the Code of Ethics must report ALL securities transactions (except those specifically exempted by the Code), including investments in private placements and direct investment plans, executed during the reporting period AND WHICH HAVE NOT BEEN REPORTED TO THE CCO THROUGH THE RECEIPT OF BROKERAGE STATEMENTS. Please consult with the CCO if you are unsure as to what has been received by the CCO from your broker(s).  The report must be returned to the CCO before the tenth (10th) day after the close of the calendar quarter.

☐

The following is a complete list of my Reportable Securities transactions, other than those reported by my brokerage firm(s):

Security*	Transaction Date	Purchase, Sale, or Other	# of Shares & Principal Amount of Security	Price	Executing Broker

*Provide interest rate and maturity date if applicable

☐

The following is a complete list of all brokerage accounts I opened during the quarter:

Name of Broker, Dealer or Bank:	Account Name:	Date Established:

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all reportable securities transactions.

Printed Name:

Signature:

Filing Date:

F-1

APPENDIX G

ANNUAL HOLDINGS REPORT

This form must be completed by all Employees

The following reflects account(s) and other investments, subject to reporting under the Code of Ethics, over which I exercise investment discretion, direct or indirect influence or control or from which I derive a financial benefit (including but not limited to any of the following types of accounts: joint or tenancy in common accounts; retirement accounts (IRA, Roth IRA); custodial accounts on behalf of my dependents; and trust accounts for which I am a Trustee).

I.

BROKERAGE ACCOUNTS

A.

Covered Accounts

The Policy relates to the following accounts

•

All brokerage accounts in my name;

•

All accounts in my name that are managed by a third party broker on a discretionary basis (I have marked these accounts accordingly below);

•

All brokerage accounts of members of my immediate family (living in the same household);

•

All brokerage accounts for a person who lives in my household and over whose purchases, sales, or other trading activities I directly or indirectly exercise influence;

•

All of my relatives’ brokerage accounts over which I exercise control, whether by contract, arrangement, or understanding.   This includes relatives that I provide financial assistance to; relatives that I traditionally advise regarding their investment choices; and relatives that I invest for; and

•

All other investment accounts over which I have investment control or discretion (such as an investment club account).

B.

Previously Disclosed Accounts

The following is a list of accounts that I have previously disclosed to the CCO.  I have verified or updated each account’s legal name (the account name properly reflects joint accounts, trusts, retirement accounts, etc.), and I have marked an “X” below if the account is currently active; closed; managed by a third-party on a discretionary basis; or only holds Exempt Securities.

Broker	Account Number	Account Name	Active	Closed	3rd Party Managed	Account only holds Exempt Securities (e.g. Open-end Mutual Funds)? Mark X if Yes

C.

Additional Accounts – Please Check One

□ I have no Accounts to disclose in addition to the Accounts listed above

□ I am noting below any Accounts which are not listed above.

Broker	Account Number	Account Name	Active	Closed	3rd Party Managed	Account only holds Exempt Securities (e.g. Open-end Mutual Funds)? Mark X if Yes

II.

OTHER REPORTABLE INVESTMENTS

A.

Covered Investments

In addition to the brokerage accounts that I have disclosed above to the CCO, the policy requires disclosure of non-exempt securities that are not currently held in a brokerage account, including:

•

All private placements that I hold;

•

All direct investments in private companies and/or any other investments in a private investment vehicle that invests in reportable securities; and

•

Any stock positions not held in a brokerage account.

B.

Previously Disclosed Investments

The following is a list of investments that I have previously disclosed to the CCO.

Security/Name of Investment	Name of Investor	Number of shares, % owned or Investment Amount

C.

Additional Investments – Please Check One

□ I have no reportable investments to disclose in addition to the investments listed above

□ I am noting below any reportable investments which are not listed above.

Security/Name of Investment	Name of Investor	Number of shares, % owned or Investment Amount

I hereby certify that this information is current as of no more than 45 days prior to the date stated below.

Dated: ________________                                   Signature: ______________________________

 Name:

G-1

APPENDIX H

GIFT REPORTING FORM

Name:

______________________________________________________

Gift Description:

______________________________________________________

Relationship:

______________________________________________________

Date:

__________________

Value of Gift:

__________________

Comments:

______________________________________________________

______________________________________________________

______________________________________________________

I-1

Appendix I

Outside Business Activities Disclosure Form

I am involved in Outside Business Activities:

☐ Yes  ☐ No

Listed below are all outside activities I am involved in:

__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I have received pre-approval for all activities listed:

☐ Yes  ☐ No

____________________________________________________________________________________________________________________________________________________________________

I certify the above disclosure is inclusive of all business activity outside of my relationship with the Firm, and that no other form of compensation is received directly or indirectly.

☐ Yes  ☐ No

Accepted and Agreed:

Covered Person

Print or Type Name

Signature

Date

Compliance Review

Print or Type Name

Signature

Date

Comments:

Footnotes

1 Generally, a high quality short-term debt instrument is defined as any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

2 An automatic investment plan is defined as a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

3 A related security includes any security issued by the same entity as the issuer of a security and all derivative instruments, including options, warrants and futures.  A related security does not include an ETF.

4 A private placement includes an offering that is exempt from registration under the Securities Act of 1933 (the “Act”) pursuant to sections 4(2) or 4(6) or Rules 504, 505 or 506 of the Act.

I-1